Exhibit (K)(10)
FORM OF PURCHASE AGREEMENT
Tortoise Energy Infrastructure Corporation
10801 Mastin Boulevard, Suite 222
Overland Park, Kansas 66210
Ladies and Gentlemen:
     The undersigned entities set forth on Schedule I hereto (each an “Investor”), hereby confirm and agree with you as follows:
     1.     This Purchase Agreement (the “Agreement”) is made as of ______, ___, by and among Tortoise Energy Infrastructure Corporation, a Maryland corporation (the “Fund”), Tortoise Capital Advisors, LLC, a Delaware limited liability company (the “Adviser”) and each Investor.
     2.     The Fund has authorized the sale and issuance of up to ______ (___) shares (the “Shares”) of common stock of the Fund, par value $0.001 per share (the “Common Stock”), subject to adjustment by the Fund’s Board of Directors or a committee thereof, to certain investors (the “Offering”). The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. ______and ______) which became effective on ______, ___, covering the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the “Rules and Regulations”). Promptly after execution and delivery of this Agreement, the Fund will prepare and file a prospectus supplement in accordance with the provisions of Rule 430A (“Rule 430A”) and paragraph (c) and/or (h) of Rule 497 (“Rule 497”) of the Rules and Regulations. The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, including in each case any statement of additional information incorporated therein by reference, is herein called a “Preliminary Prospectus.” Such registration statement, including a Rule 462(d) post-effective amendment or other amendments thereto, the exhibits and schedules thereto at the time it became effective and including the Rule 430A Information and any statement of additional information incorporated therein by reference, is herein called the “Registration Statement.” The final prospectus in the form first furnished to the Placement Agent for use in connection with the issuance and sale of the Shares to the Investors, including the statement of additional information incorporated therein by reference, is herein called the “Prospectus.”
     3.     The Fund and each Investor agree that each Investor will purchase from the Fund and the Fund will issue and sell to each Investor the number of Shares, set forth opposite such Investor’s name on Schedule I hereto, at a purchase price of $______ per share, pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. Each Investor acknowledges that the offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus and that there is no minimum offering amount. Certificates representing the Shares purchased by each Investor will not be issued to such Investor; instead, such Shares will be credited to each Investor using customary book-entry procedures.
     4.     Each Investor represents that, except as set forth on Schedule II hereto, (a) it has had no position, office or other material relationship within the past three years with the Fund or persons known to it to be affiliates of the Fund, (b) it is not a, and it has no direct or indirect affiliation or association with any, FINRA member as of the date hereof and (c) after giving effect to the Offering, neither the undersigned Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the undersigned Investor is a part, in connection with the offering of the Shares will acquire, or obtain the right to acquire, 20% or more of the Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Fund.
     5.     Each Investor hereby confirms receipt of the Fund’s prospectus supplement, dated ______, ___ and the Fund’s base prospectus, dated ______, ___, each distributed by email to each Investor with this Agreement. Each Investor confirms that it had full access to the Prospectus and the information incorporated by reference therein and was fully able to download, print, read and review such documents. Each Investor acknowledges that it will be required to bear the cost, if any, of printing the Prospectus.

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:	By:

Name:

Aggregate number of Shares

Price per Share

Aggregate purchase price
TORTOISE ENERGY
INFRASTRUCTURE
CORPORATION
a Maryland corporation

By:

Name:

Title:
TORTOISE CAPITAL
ADVISORS, LLC
a Delaware limited liability
company

By:

Name:

Title:

SCHEDULE I
SCHEDULE OF INVESTORS

Name in which
	book-entry	Investor Address,	Aggregate	Aggregate
	should be made	Telephone and	Number of	Purchase	Tax ID	Name of	Broker
Investor	(if different):	Contact Person	Shares	Price	Number	Broker	DTC No.

1.
2.
3.

Sch. I-1

SCHEDULE II
None.

Sch. II-1

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF SHARES
     1.     Authorization and Sale of Shares. The Fund has authorized the sale of up to _________ (______) Shares. The Fund reserves the right to increase or decrease this number.
     2.     Agreement to Sell and Purchase the Shares; Subscription Date.
     2.1     Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 3), the Fund will sell to each Investor, and each Investor will purchase from the Fund, the number of Shares set forth on Schedule I of this Agreement at the purchase price set forth therein.
     2.2     The Fund may enter into agreements similar to this Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them. (Each Investor and the Other Investors are hereinafter collectively referred to as the “Investors,” and this Agreement and the purchase agreements executed by the Other Investors are hereinafter collectively referred to as the “Agreements”). The Fund may accept or reject any one or more Agreements in its sole discretion.
     3.     Delivery of the Shares at Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur on ______, ___ at ___ a.m. (Eastern Time) or at such later date and time as the parties hereto may agree upon (such date and time of payment being herein called the “Closing Time”), at the offices of the Placement Agent’s counsel. At the Closing, the Fund shall deliver to each Investor, using customary book-entry procedures, the number of Shares set forth on Schedule I to this Agreement, and each Investor shall deliver to the Fund or as otherwise directed by the Placement Agent a certified or official bank check or wire transfer of funds in the full amount of the aggregate purchase price for the Shares being purchased hereunder as set forth opposite such Investor’s name on Schedule I hereto to a bank account designated by the Fund.
     The Fund’s obligation to issue and sell the Shares to each Investor shall be subject to the following conditions, any one or more of which may be waived by the Fund: (a) receipt by the Fund of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares being purchased; (b) completion of the purchases and sales of Shares under the Agreements that may be executed with the Other Investors; and (c) the accuracy of the representations and warranties made by each Investor and the fulfillment of those undertakings of each Investor to be fulfilled prior to the Closing.
     Each Investor’s obligation to purchase the Shares shall be subject to the condition that the Placement Agent shall not have (a) terminated the Placement Agency Agreement dated as of ______, ___, between the Fund, the Adviser and the Placement Agent (the “Placement Agency Agreement”) pursuant to the terms thereof or (b) determined that the conditions to closing in the Placement Agency Agreement have not been satisfied.

Annex I-1

     4.     Representations and Warranties.
     4.1     Representations and Warranties by the Fund and the Adviser. The Fund and the Adviser represent and warrant to each Investor as of the date hereof and as of the Closing Time referred to in Section 3 hereof, and agree with the Investor, as follows:
     (a)     Compliance With Registration Requirements. Each of the Registration Statement and the Rule 462(d) post-effective amendment has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or the Rule 462(d) post-effective amendment has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Fund or the Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the respective times the Registration Statement and the Rule 462(d) post-effective amendment relating to the issuance and sale of the Shares to the Investors (filed before the Closing Time) became effective and at the Closing Time, as hereinafter defined, the Registration Statement, the Rule 462(d) post-effective amendment, the notification on Form N-8A and all amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Placement Agent for use in the Registration Statement or Prospectus.

Annex I-2

     As of the date hereof, the Statutory Prospectus (as defined below) and the information included on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement, “Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.
     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and the Prospectus delivered to the Placement Agent for use in connection with the issuance and sale of Shares to the Investors was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.
     At the time of filing the Registration Statement and any 462(d) post-effective amendments relating to the issuance and sale of the Shares to the Investors and at the date hereof, the Fund was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.
     (b)     Incorporation of Documents by Reference. The documents incorporated in the Registration Statement, the Prospectus and the Statutory Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act, the 1940 Act and the Rules and Regulations and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (c)     Financial Statements. The statement of assets and liabilities included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, presents fairly in accordance with generally accepted accounting principles (“GAAP”) in all material respects the financial position of the Fund at the date indicated and has been prepared in conformity with GAAP. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled

Annex I-3

on a basis consistent with that of audited financial statements included in the Registration Statement.
     (d)     No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (other than as a result of changes in market conditions generally) (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.
     (e)     Good Standing of the Fund. The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     (f)     Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a nondiversified, closed-end management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the Fund’s knowledge, threatened by the Commission.
     (g)     Authorization and Description of Shares. The Shares to be purchased by the Investors from the Fund have been duly authorized for issuance and sale to the Investors pursuant to this Agreement and, when issued and delivered by the Fund pursuant to one or more Purchase Agreements against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable. The Shares conform to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and the issuance and sale of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.
     (h)     NYSE Listing. The Shares have been duly authorized for listing, upon notice of issuance, on the NYSE and the Fund’s registration statement on Form 8-A under the 1934 Act has become effective.

Annex I-4

     4.2     Representations and Warranties by the Adviser. The Adviser represents and warrants to each Investor as of the date hereof and as of the Closing Time referred to in Section 3 hereof as follows:
     (a)     Good Standing of the Adviser. The Adviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required except as would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Adviser, whether or not arising in the ordinary course of business (an “Adviser Material Adverse Effect”).
     (b)     Investment Adviser Status. The Adviser is duly registered and in good standing with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is not prohibited by the Advisers Act, the 1940 Act, or the rules and regulations under such acts, from acting under the Investment Advisory Agreement for the Fund as contemplated by the Prospectus.
     (c)     Description of Adviser. The description of the Adviser in the Registration Statement, the General Disclosure Package and the Prospectus (including any amendment or supplement thereto) complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the rules and regulations of the Commission promulgated under the Advisers Act, and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (d)     Authorization of Offering Agreements; Absence of Defaults and Conflicts. This Agreement and the Investment Advisory Agreement have each been duly authorized, executed and delivered by the Adviser, and (assuming the due authorization, execution and delivery of each other party thereto) each such Agreement constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws; and neither the execution and delivery of this Agreement, any Purchase Agreement or the Investment Advisory Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and

Annex I-5

provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, (i) any agreement or instrument to which the Adviser is a party or by which it is bound, (ii) the limited liability company operating agreement and other organizational documents of the Adviser, or (iii) to the Adviser’s knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations other than any conflict, breach or default that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Adviser of the transactions contemplated by this Agreement, any Purchase Agreement or the Investment Advisory Agreement, except as have been obtained or will be obtained prior to the Closing Time or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.
     5.     Representations, Warranties and Covenants of each Investor.
     5.1     Each Investor represents and warrants that it has received and read the Fund’s Prospectus.
     5.2     Each Investor, if outside the United States, will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.
     5.3     Each Investor further represents and warrants to, and covenants with, the Fund that (i) such Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of such Investor, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.
     5.4     Each Investor understands that nothing in the Prospectus, this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.
     5.5     From and after obtaining the knowledge of the sale of the Shares contemplated hereby, such Investor has not taken, and prior to the public announcement

Annex I-6

of the transaction such Investor shall not take, any action that has caused or will cause such Investor to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock, whether or not, directly or indirectly, in order to hedge its position in the Shares.
     6.     Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Fund and each Investor herein shall survive the execution of this Agreement, the delivery to such Investor of the Shares being purchased and the payment therefor.
     7.     Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:
     if to the Fund, to:
Tortoise Energy Infrastructure Corporation
10801 Mastin Boulevard, Suite 222
Overland Park, Kansas 66210
Attention: Terry C. Matlack
Facsimile No.: (913) 981-1021
     if to an Investor, at its address on Schedule I hereto, or at such other address or addresses as may have been furnished to the Fund in writing.
     8.     Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Fund and each Investor.
     9.     Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.
     10.     Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Annex I-7

     11.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.
     12.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
[Remainder of Page Intentionally Left Blank]

Annex I-8

SCHEDULE A
Price Per Share = $

Annex I-9

INSTRUCTION SHEET FOR INVESTOR — PRICING
(to be read in conjunction with the entire Purchase Agreement)
1.	Completing Purchase Agreement
Print all the information regarding the Investor requested on:
     (i)     Schedule I to the Purchase Agreement to facilitate the Closing and the electronic delivery of the Shares; and
     (ii)     the signature page to the Purchase Agreement
The Purchase Agreement must be executed by an individual authorized to bind the Investor.
2.	Delivering Purchase Agreement
     (i)     FAX COPIES of (1) Schedule I, see (1)(i) above AND (2) the signature page, see (1)(ii) above.
By 8:00 p.m. New York Time on _________, ______, return via facsimile signed copies of the Purchase Agreement to each of the following persons:
[Name]
[Address]
Attention:
Phone No.:
Facsimile No.:
[Name]
[Address]
Attention:
Phone No.:
Facsimile No.:
     (ii)     MAIL ORIGINAL
Please deliver the originally signed documents to _________ at the address above via overnight delivery.
3.	A copy of the Purchase Agreement signed by the Fund will be delivered to the Investor at a later date.

INSTRUCTION SHEET FOR INVESTOR — CLOSING
(to be read in conjunction with the entire Purchase Agreement)
1.	Delivery of Funds
By NO LATER THAN NOON New York Time on _________, ______, wire the purchase price for the Shares to the trust account of The Fund, using the wire instructions below.
2.	Wire Instructions

Attention: For further credit to account:
Please CLEARLY INDICATE ON THE WIRE:
(i)	the name of the originator (i.e., the Investor); and

(ii)	the beneficiary, Tortoise Energy Infrastructure Corporation.
Please also coordinate with your financial institution to ensure that transaction fees are not inadvertently deducted from the wired funds prior to their receipt by U.S. Bank, N.A.